Allianz Life Insurance Company of New York
[Home Office: New York, NY] [Administrative Office: NW 5990 PO Box 1450 Minneapolis, MN 55485-5990 800.624.0197]
Allianz VisionSM Variable Annuity Application
Individual flexible purchase payment variable deferred annuity application. Issued by Allianz Life Insurance Company of New York (Allianz Life of NY) New York, NY [GA____________________]
1. Account registration
Ownership is ■ Individual	■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)
■ Charitable Trust	■ Other__________
Owner
Individual Owner first name		MI	Last name	Jr., Sr., III

[Missing Graphic Reference]
Non-individual owner name (Attach Non- Individual Ownership form or Qualified Plan Acknowledgement form if applicable.)

Social Security Number or Tax ID Number

Mailing address

City			State	ZIP code	Telephone number

Gender	■ Male	Date of birth (mm/dd/yyyy)			Are you a non-resident alien?
	■ Female				■ Yes (Attach W8 BEN) ■ No
Joint Owner
First name		MI	Last name		Jr., Sr., III

Mailing address

City			State	ZIP code	Telephone number

Gender		Date of birth (mm/dd/yyyy)			Are you a non-resident alien?
■ Male	■ Female				■ Yes (Attach W8 BEN) ■ No
Relationship to Owner					Social Security Number

Annuitant (Complete if different from Owner.)
First name		MI	Last name		Jr., Sr., III

Mailing address

City			State	ZIP code	Telephone number

Gender		Social Security Number	Date of birth (mm/dd/yyyy)		Are you a non-resident alien?
■ Male	■ Female				■ Yes (Attach W8 BEN) ■ No

2.   Purchase Payment (This section must be completed.)   Make check payable to Allianz Life of NY.
Source of purchase payment. Select only one.

■	Purchase Payment enclosed with application. (Include replacement forms if required.)

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■	Amount enclosed: $__________

■	This Contract will be funded by a 1035 exchange, tax qualified transfer/rollover, CD transfer, or mutual fund redemption. (Include replacement/ transfer forms if required.)
Expected amount: $__________

■	This Contract will be funded by funds not requested or facilitated by Allianz Life of NY. (Include replacement forms if required.)
Expected amount: $__________

3.						Plan specifics (This section must be completed to indicate how this Contract should be issued.)
Nonqualified: ■	Qualified IRA:	■ IRA	■ Roth IRA	■ SEP IRA ■ Roth conversion	(Contribution for tax year __________)
	Qualified plans: ■ 401		■ 401 one person defined benefit
4. Replacement (This section must be completed.)
Do you have existing life insurance or annuity contracts? . . . . .				. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	■ Yes	■ No
Will the annuity contract applied for replace or change existing contracts or policies? . . . . .					■ Yes	■ No

The Registered Representative must answer the replacement questions in section 11 of this application and complete the attached Appendix 11, and include any other appropriate forms.

[5.  Contract options - Must select only one]

■ Base Contract (No additional cost)

■ Bonus Option1 During the accumulation phase, a [6]% bonus will be credited with each Purchase Payment made prior to the Contract owner’s attained age [81]. The bonus will be created on the date the Purchase Payment is allocated to the Contract. After a withdrawal of purchase payments, a bonus is only applicable to additional Purchase Payment amounts in excess of any previous Purchase Payments withdrawn. This option is only available at issue. Once you select this option, you can not cancel it. Not available with the Short Withdrawal Charge Option or No Withdrawal Charge Option. The additional M&E charge for the Bonus Option = [0.50]%. The Bonus Option carries a higher and longer withdrawal charge. If this option is not selected, no additional cost will apply.

■ Short Withdrawal Charge Option1 This option shortens the withdrawal charge period from seven years to four years. This option is only available at issue. Once you select this option, you cannot cancel it. Not available with the Bonus Option or No Withdrawal Option. The additional M&E charge for the Short Withdrawal Charge Option = [0.25]%. If this option is not selected, no additional cost will apply.

■ No Withdrawal Charge Option1 Not available with the Bonus Option or Short Withdrawal Charge Option. You must select either the Investment Protector or Income Protector with this option. This option removes the withdrawal charge. This option is only available at issue. Once you select this option, you cannot cancel it. The additional M&E charge for the no withdrawal charge option = [0.35]%. If this option is not selected, no additional cost will apply.

[6.  Optional death benefit]

■   Maximum Anniversary Death Benefit1 This option locks in market gains to provide an increased death benefit. The death benefit provided by the maximum anniversary death benefit may be equal to but will never be less than the traditional death benefit available under the base contract. You must select either the Investment Protector or Income Protector with this option. This option is only available at issue. Once you select this option, you cannot cancel it. The additional M&E charge for maximum anniversary death benefit = [0.30]%. If this option is not selected, no additional cost will apply. The contract will provide the traditional death benefit at no additional charge.

[1 Carries an additional charge]

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[7.  Other benefits - Each additional option carries an additional charge. Must select only one]

■	No Additional Benefit (No additional cost)

■ Investment Protector1 The additional rider charge for the Investment Protector = [0.90]%.
     Number of years to the initial Target Value Date ______
■ Income Protector1 (Complete Covered Person(s) information below.)The additional rider charge for the Income
     Protector = [1.05]% for single payment and [1.20]% for joint payment.

Covered Person(s) - Select one.

■  Single Lifetime Plus Payments or Income Focus Payments:

Name   __________________________________________________________________________________

This person is: (check one)	■ Owner	■ Joint Owner■ Annuitant, if owned by a non-individual
Date of birth ____/____/____	Gender:	■ Male	■ Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■   Driver's license    ■   Certificate of birth    ■   Passport    ■   Other _______________________________

OR
■	Joint Lifetime Plus Payments or Income Focus Payments:

First Covered Person's name__________________________________________________________________

Date of birth ____/____/____     Gender:     ■  Male     ■  Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■   Driver's license    ■   Certificate of birth    ■   Passport    ■   Other _______________________________

This person is: (check one ■  Owner

■	Joint Owner

■	Annuitant, if owned by a non-individual

■	Sole primary Beneficiary (individually owned qualified and nonqualified)

■	Sole contingent Beneficiary (401 qualified plan, custodial IRA)
Second Covered Person's name _______________________________________________________________

Date of birth ____/____/____     Gender:     ■  Male     ■  Female

Proof of age is required for all Covered Person(s). Identification must be a legible copy of a government recognized identification that includes the Covered Person(s) date of birth. Select the form of identification that is being submitted.

■   Driver's license    ■   Certificate of birth    ■   Passport    ■   Other _______________________________

This person is: (check one) ■  Owner

■	Joint Owner

■	Annuitant, if owned by a non-individual

■	Sole primary Beneficiary (individually owned qualified and nonqualified)

■	Sole contingent Beneficiary (401 qualified plan, custodial IRA)

By selecting the [Income Protector or Investment Protector], I acknowledge that my selections of Investment Options are restricted and that Allianz Life of NY will reallocate my Contract Value in accordance with the asset allocation and transfer provisions in the Contract. On each Quarterly Anniversary we will automatically readjust your balance in the Investment Options to return you to your selected Investment Option allocation mix. This

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readjustment applies to all of your selected Investment Options. If you add an optional benefit to your Contract after the issue date, we will ask you to reallocate your Contract Value to comply with current restrictions. We will not add an optional benefit to your Contract until you have reallocated your Contract Value to comply with the restrictions. These Investment Option allocation and transfer restrictions will terminate when the applicable optional benefit terminates.
[1 Carries an additional charge

[8.] Dollar cost averaging (Optional)

• Select a 6 month or 12 month DCA program only if you wish to participate in dollar cost averaging.
• An additional dollar cost averaging form is not required when DCA is requested at the time of application.
• 100% of your initial Purchase Payment will be applied to the DCA Money Market Account.
• Your funds will be moved from the DCA Money Market Account into the selections indicated in the Investment Options section over the time frame chosen.
• Your selections in the Investment Options section need to meet any restrictions for the benefit selected.
■ 6 month ■ 12 month

[9.]  Investment Option allocations

You may select up to [15] Investment Options. You must make allocations in whole percentages (e.g. 33.3% or dollars are not permitted).You are allowed [12] free transfers each contract year. This applies to transfers before and after the income date. Please see the current prospectus for Investment Option requirements.
[Income Focus]
Investment Options – You may select up to [6] Investment Options
Fund of Funds	Specialty
____% AZL® MVP Balanced Index Strategy Fund	____% AZL® MVP Invesco Equity and Income Fund
____% AZL MVP FusionSM Balanced Fund	____% AZL® MVP BlackRock Global Allocation Fund
____% AZL MVP FusionSM Moderate Fund
____% AZL® MVP Growth Index Strategy Fund

Total of _______% (must equal 100%)

[Income Protector]
Investment Options – You may select up to [15] Investment Options

Fund of Funds	Cash Equivalent
____% AZL® MVP Balanced Index Strategy Fund	____% AZL® Money Market Fund
____% AZL MVP FusionSM Balanced Fund
____% AZL MVP FusionSM Moderate Fund
____% AZL® MVP Growth Index Strategy Fund
High Yield Bonds	Specialty
____% PIMCO VIT High Yield Portfolio	____% AZL® MVP Invesco Equity and Income Fund
Intermediate-Term Bonds	____% AZL® MVP BlackRock Global Allocation Fund
____% Franklin U.S. Government Fund	____% Franklin Income Securities Fund
____% PIMCO VIT Global Advantage Strategy Bond Portfolio	____% PIMCO VIT All Asset Portfolio
____% PIMCO VIT Real Return Portfolio	____% PIMCO VIT Unconstrained Bond Portfolio
____% PIMCO VIT Total Return Portfolio
____% Templeton Global Bond Securities Fund

Total of _______% (must equal 100%

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[9.]     Investment Option allocations (Continued)

You may select up to [15] Investment Options. You must make allocations in whole percentages (e.g. 33.3% or dollars are not permitted). Please see the current prospectus for Investment Option requirements.

[Investment Protector or No Additional Benefit]

Group A Investment Options
Small Cap	Specialty (continued)
____% AZL® Allianz AGIC Opportunity Fund	____% PIMCO VIT Commodity RealReturn Strategy Portfolio
____% AZL® Columbia Small Cap Value Fund
____% AZL® Franklin Small Cap Value Fund	Fund of Funds
____% AZL® Small Cap Stock Index Fund	____% AZL FusionSM Growth Fund
____% AZL® Turner Quantitative Small Cap Growth Fund
Specialty
____% AZL® Morgan Stanley Global Real Estate Fund
____% AZL® Schroder Emerging Markets Equity Fund
____% Franklin Templeton VIP Founding Funds Allocation Fund
Group B/X Investment Options
Fund of Funds	Large Blend
____% AZL Balanced Index StrategySM Fund	____% AZL® J.P. Morgan U.S. Equity Fund
____% AZL FusionSM Balanced Fund	____% AZL® MFS Investors Trust Fund
____% AZL FusionSM Conservative Fund	____% AZL® S&P 500 Index Fund
____% AZL FusionSM Moderate Fund	Large Value
____% AZL Growth Index StrategySM Fund	____% AZL® Davis NY Venture Fund
____% Fidelity VIP FundsManager 50% Portfolio	____% AZL® Eaton Vance Large Cap Value Fund
____% Fidelity VIP FundsManager 60% Portfolio	____% AZL® Invesco Growth and Income Fund
Mid Cap	____% Mutual Shares Securities Fund
____% AZL® Columbia Mid Cap Value Fund	Specialty
____% AZL® Mid Cap Index Fund	____% Franklin Templeton VIP Founding Funds Allocation Fund
____% AZL® Morgan Stanley Mid Cap Growth Fund	____% AZL® Gateway Fund
Large Growth	____% AZL® Invesco Equity and Income Fund
____% AZL® BlackRock Capital Appreciation Fund	____% BlackRock Global Allocation V.I. Fund
____% AZL® Dreyfus Equity Growth Fund	____% Franklin Income Securities Fund
International Equity	____% PIMCO VIT All Asset Portfolio
____% AZL® International Index Fund	____% PIMCO VIT Global Multi-Asset Portfolio
____% AZL® Invesco International Equity Fund
____% AZL® JPMorgan International Opportunities Fund
____% PIMCO EqS Pathfinder Portfolio
____% Templeton Growth Securities Fund
Group Y Investment Options
High Yield Bonds	Cash Equivalent
____% PIMCO VIT High Yield Portfolio	____% AZL® Money Market Fund
Intermediate-Term Bonds	Specialty
____% Franklin U.S. Government Fund	____% PIMCO VIT Unconstrained Bond Portfolio
____% PIMCO VIT Global Advantage Strategy Bond Portfolio
____% PIMCO VIT Real Return Portfolio
____% PIMCO VIT Total Return Portfolio	Total of _______% (must equal 100%)
____% Templeton Global Bond Securities Fund

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[10.]   Beneficiary designation (If you need additional space, attach a complete list signed by Owner(s).)

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent
First name		MI	Last name

Relationship

Non-individual Beneficiary information

If the Beneficiary is a qualified plan, custodian, trust, charitable trust or other non-individual please check the applicable box and include the name above.
■ Qualified plan	■ Custodian■ Trust (Include the date of trust in the name.)		■ Charitable Trust	■ Other_______________
■ Primary	Percentage	Social Security Number or Tax ID Number
■ Contingent

[11.]     Registered Representative

By signing below, the Registered Representative certifies to the following:

I am FINRA registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Owner(s) with the most current prospectus.
I certify that the statements of the applicant have been correctly recorded.
■ Yes ■ No Does the applicant have an existing life insurance policy or and existing annuity contract?
■ Yes ■ No Will this annuity replace or change an existing life insurance policy or annuity contract?
If this is a replacement, include a copy of each disclosure statement and a list of companies involved.

Registered Representative’s signature	B/D Rep. ID

Registered Representative’s first and last name (please print)	Percent split

Registered Representative’s signature (split case)	B/D Rep. ID

Registered Representative’s first and last name (please print) (split case)	Percent split

Registered Representative’s address	Registered Representative’s telephone number

Broker/dealer name (please print)

Authorized signature broker/dealer (if required)

Commission options (please check one)

■   A                 ■   B         ■   C

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[12.]     Statement of applicant

By signing below, the Owner acknowledges and agrees to the following:
I received a prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet my financial needs and goals. I understand that the Contract Value and variable Annuity Payments may increase or decrease depending on the investment results of the variable Investment Options, and that under the Base Contract there is no guaranteed minimum Contract Value or variable Annuity Payment. If I selected any additional options, any guarantees provided for those options are outlined in my Contract and prospectus. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any Contract to be issued. No representative is authorized to modify this agreement or waive any Allianz Life of NY rights or requirements.
Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.
For information on current benefit features, restrictions or charges please review with your Registered Representative.
■ Please send me a statement of additional information (Also available on the [SEC Web site, http://www.sec.gov])

Owner signature	Joint Owner signature

Signed at (City, State)	Signed date

Trust:_____________________________as trustee of the:______________________________ __________________
Trustee’s signature	Trust name (printed) Signed date

Power-of Attorney:_____________________________by:______________________________ __________________
Contract owner’s name	Attorney-in-fact signature Signed date

[13.] Home office use only

If Allianz Life Insurance Company of New York makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this Contract by the Owner(s); however, any material change must be accepted in writing by the Owner(s).
Changes to this application that affect product, benefits, amount of insurance, or age require acceptance by Owner(s).
Please call the Allianz Life of NY with any questions at [800.624.0197].

Mailing information

Applications that HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of New York	Wells Fargo LBX Services
NW 5990	NW 5990 Allianz Life Insurance Company of New York
PO Box 1450	1350 Energy Lane, Ste. 200
Minneapolis, MN 55485-5990	St. Paul, MN 55108-5254
Applications that DO NOT HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
PO Box 561	5701 Golden Hills Drive
Minneapolis, MN 55440-0561	Golden Valley, MN 55416-1297

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